UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2011

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3753 Howard Hughes Parkway
Suite 200, Las Vegas, NV 89169
(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On January 18, 2011, Mrs. L. Franco  was appointed by Forex International Trading Corp. (the "Company") to serve as the Secretary of the Company.  Mrs. Franco will replace Mr. Darren Dunckel, the Company's Chief Executive Officer, who acted as the Company Secretary.  Mr. Dunckel will continue to serve as a director as well as Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Company.

Mrs. Franco graduated with a B.A. Magna Cum Laude from the University of California at Los Angeles and holds a J.D. from the UCLA School of Law in California where she specialized in corporate law, which she received in 2003.  Prior to joining the Company, Mrs. Franco served as a Security Officer for foreign consulate in Beverly Hills, California, from 2003 until 2009.  From 2009 to the present Mrs. Franco has served as a lecturer on contract law and evidence law at foreign college.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

	By:	/s/ Darren Dunckel
Name: Darren Dunckel
Title: CEO, President, CFO, Treasurer and Director
Date: January 18, 2011 Las Vegas, Nevada